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
                                  Exhibit 21
                        AIRGAS, INC. AND SUBSIDIARIES

Airgas, Inc. (Parent)
Airgas Breathing Air Systems, Inc.
Airgas Canada, Inc.
Airgas Holdings, Inc.
Airgas Holdings Canada Limited
Airgas Houston
Airgas International, Inc.
Airgas Management, Inc.
Airgas New England Real Estate, Inc.
Airgas Ontario, Inc.
Airgas Realty, Inc.
American Carbide and Carbon Corporation (d/b/a Midwest Carbide)
Bay Airgas, Inc.
Cascade Airgas, Inc.
Cryodyne Technologies, Inc.
Cylinder Leasing Corp.
Empire Airgas, Inc.
Florida Airgas,Inc.
Great Lakes Airgas, Inc.
Great Western Airgas, Inc.
Gulf States Airgas, Inc.
Keystone Airgas, Inc.
Lone Star Airgas, Inc.
Maritius Industrial Gases, Inc.
Michigan Airgas, Inc.
Mid America Airgas, Inc.
Mid America Airgas Holdings
Midwest Airgas, Inc.
Mountain Airgas, Inc.
Nitrous Oxide Corp.
Northeast Airgas, Inc.
Northern Gases, Inc.
Pacific Airgas, Inc.
G.S. Parsons Company
Post Airgas, Inc.
Potomac Airgas, Inc.
Sierra Airgas, Inc.
Sooner Airgas, Inc.
Southeast Airgas, Inc.
Southern California Airgas, Inc.
Specialty Products and Equipment, Inc.
Trinity Airgas
U.S. Airgas, Inc.
Westwind Company
Virginia Welding Supply
Airgas Polska SP.ZO.O.
Poligaz, S.A.